UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 15, 2013

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ATP Oil & Gas Corporation (the “Company”) announced today, first production at its Clipper development located in Green Canyon (GC) 300 in the deepwater Gulf of Mexico. The Company encountered oil and gas pay sands at two Clipper wells, the GC 300 #4 and the GC 300 #2 ST#1, in 2011. Today’s production announcement is for first oil at the GC 300 #4 well. Production from the GC 300 #2 ST#1 is expected in the upcoming months. Both wells tie in to the Murphy Oil operated Front Runner production facility. The Company operates Clipper and presently owns a 100% working interest.

On August 17, 2012, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. Information with respect to the Chapter 11 proceeding is available on ATP’s website at www.atpog.com or at www.kccllc.net/atpog and by calling (866) 967-1787.

Certain statements in this Current Report on Form 8-K regarding oil and gas production are “forward-looking statements” as defined by the Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this Current Report are made as of the date of this Current Report, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: March 15, 2013	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer